Exhibit 21.1

Entity Name	Jurisdiction of Formation
ACD Tridon (Holdings) Limited	United Kingdom
ACD Tridon Inc.	Canada
Air System Components, Inc.	Delaware
Air Systems Components Investments China Ltd	United Kingdom
Air Systems Components Suzhou Ltd	China
AMP Industrial Mexicana, S.A. de C.V.	Mexico
Applicadores Mexicanos, S.A. de C.V.	Mexico
Aquatic Co.	Delaware
Aquatic Trucking Co.	Delaware
Auto Industrial de Partes, S.A. de C.V.	Mexico
Beta Naco Limited	United Kingdom
British Industrial Valve Company Limited	United Kingdom
Broadway Mississippi Development, LLC	Colorado
Buffalo Holding Company	Delaware
Carriage House Fruit Company	California
Caryaire Air Systems Components Private Limited	India
Conergics Corporation	Delaware
Dexter Axle Acquisition Corp.	Delaware
Dexter Axle Company	Delaware
Dexter Axle Trucking Company	Delaware
Dexter Chassis Group, Inc.	Michigan
Eastern Sheet Metal, Inc.	Ohio
Eifeler Maschinenbau GmbH	Germany
E-Industries Inc.	Indiana
EMB International Trading (Shanghai) Co. Ltd	China
EMB Isopower SA	Spain
EMB Technologie GmbH	Germany
Epicor Industries, Inc.	Delaware
FBN Transportation, Inc.	Ohio
Fister S.r.l.	Italy
Formflo Limited	United Kingdom
Gates (India) Private Limited	India
Gates (U.K.) Limited	United Kingdom
Gates AE Hydraulic Pte Ltd	Singapore
Gates Argentina S.A.	Argentina
Gates Engineering & Services Pty Ltd ACN 142 531 244	Australia
Gates Belgium PT Holding LLC	Belgium
Gates Canada Inc.	Canada
Gates CIS LLC	Russia
Gates de Mexico, S.A. de C.V.	Mexico

Entity Name	Jurisdiction of Formation
Gates Development Corporation	Colorado
Gates Distibution Centre N.V.	Belgium
Gates do Brasil Industria e Commercio Ltda	Brazil
Gates EMB Hydraulic (Shanghai) Co Limited	China
Gates Engineering & Services Australia Pty Ltd	Australia
Gates Engineering & Services FZCO	United Arab Emirates
Gates Engineering & Services Hamriyah FZE	United Arab Emirates
Gates Engineering & Services Ltd.	British Virgin Islands
Gates Europe N.V.	Belgium
Gates European Holdings Limited	United Kingdom
Gates Fleximak LLC	United Arab Emirates
Gates Fleximak Ltd.	British Virgin Islands
Gates Fluid Power (Suzhou) Company., Limited	China
Gates Fluid Power Technologies (Changzhou) Co., Ltd	China
Gates Fluid Power Technologies Investments Limited	United Kingdom
Gates France S.a.r.l.	France
Gates GmbH	Germany
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Sirketi	Turkey
Gates Holdings GmbH	Germany
Gates Holdings Limited	United Kingdom
Gates Hydraulics Limited	United Kingdom
Gates Hydraulics sro	Czech Republic
Gates International Holdings, LLC	Colorado
Gates Kaucuk ve Metal Sanayi ve Ticaret Limited Sirketi (Gates Rubber and Metal Industry and Trade, LLC)	Turkey
Gates Korea Company, Limited (51% owned subsidiary)	Korea
Gates Mectrol GmbH	Germany
Gates Mectrol, Inc.	Delaware
Gates Nitta Belt Company, LLC	Delaware
Gates Nitta Limited	United Kingdom
Gates Nitta LLC	Delaware
Gates Polska S.p.z o.o	Poland
Gates Power Transmission Europe BVBA	Belgium
Gates Power Transmission Limited	United Kingdom
Gates Powertrain Plastik Metal ve Makina Sanayii veTicaret Limited Sirketi (Gates Rubber and Metal Industry and Trade, LLC)	Turkey
Gates PT Spain SA	Spain
Gates Rubber (Shanghai) Co., Ltd	China
Gates Rubber Company (S) Pte Limited	Singapore
Gates S.A.S.	France
Gates S.r.l.	Italy

Entity Name	Jurisdiction of Formation
Gates Service Center S.A.S.	France
Gates Unita Asia Trading Co. Pte. Limited (51% owned subsidiary)	Singapore
Gates Unitta Asia Company (51% owned subsidiary)	Japan
Gates Unitta India Company Private Limited (51% owned subsidiary)	India
Gates Unitta Korea Company Limited (51% owned subsidiary)	Korea
Gates Unitta Power Transmission (Shanghai) Ltd.	China
Gates Unitta Power Transmission (Suzhou) Ltd.	China
Gates Unitta Thailand Co., Ltd (51% owned subsidiary)	Thailand
Gates Winhere Autopump Products (Yantai) Co. Ltd	China
Gates Winhere LLC	Delaware
Glass Master Corporation	Texas
Gripperrods Limited	United Kingdom
GU Trading (Suzhou) Co., Limited	China
Halla Stackpole (Beijing) Automotive Company, Limited	China
Halla Stackpole Corporation	Korea
Hart & Cooley Trucking Company	Delaware
Hart & Cooley, Inc.	Delaware
Hydrolink Bahrain WLL	Bahrain
Hydrolink Company LLC (Sharjah)	UAE
Hydrolink United Kingdom Holding Limited	United Kingdom
Hytec, Inc.	Washington
Ideal Clamps (Suzhou) Co. Limited	China
Ideal Clamps Products, Inc.	Tennessee
Industrias Selkirk de Mexico S. de RL	Mexico
Koch Filter Corporation	Kentucky
Lerma Hose Plant S.A. de C.V.	Mexico
Magnum Drive Property LLC	Indiana
MD Property Holding Co.	Delaware
Montisk Investments Netherlands C.V.	Netherlands
National Duct Systems, Inc.	Texas
NRG Industries Inc. (Delaware)	Delaware
NRG Industries, Inc. (Texas)	Texas
Olympus (Ormskirk) Limited	United Kingdom
Philips Products, Inc.	Delaware
Pinafore Holdings B.V.	Netherlands
Rolastar Private Limited	India
Rooftop Systems, Inc.	Texas
Ruskin (Thailand) Co., Ltd	Thailand
Ruskin Air Management Limited	United Kingdom
Ruskin Company	Delaware

Entity Name	Jurisdiction of Formation
Ruskin Company Canada Inc.	Canada
Ruskin de Mexico S.A. de C.V.	Mexico
Ruskin Service Company	Delaware
Ruskin Titus Gulf Manufacturing LLC	Dubai
Schrader Duncan Limited (50% associate)	India
Schrader Electronics Limited	Northern Ireland
Schrader Electronics, Inc.	Delaware
Schrader Engineered Products (Kunshan) Co., Limited	China
Schrader International Holding Co.	Delaware
Schrader Investments Luxembourg S.à.r.l.	Luxembourg
Schrader, LLC	Delaware
Schrader S.A.S.	France
Schrader International Brasil Ltda	Brazil
Schrader-Bridgeport International, Inc.	Delaware
Selkirk Americas, L.P.	Delaware
Selkirk Canada Corporation	Canada
Selkirk Canada Holdings, L.P.	Delaware
Selkirk Corporation	Delaware
Selkirk IP L.L.C.	Delaware
Shiitake Limited	United Kingdom
Stackpole Investments Limited	United Kingdom
Swindon Silicon Systems Limited	United Kingdom
The Gates Corporation	Delaware
Tomkins (Shanghai) Management Consulting Company Limited	China
Tomkins Acquisitions Limited	United Kingdom
Tomkins American Investments S.à.r.l.	Luxembourg
Tomkins Automotive Canada Limited	Canada
Tomkins Automotive Holding Co.	Delaware
Tomkins Building Products, Inc.	Delaware
Tomkins Consulting Services India Ltd	India
Tomkins Engineering Limited	United Kingdom
Tomkins Engineering S.à.r.l.	Luxembourg
Tomkins Finance Limited	United Kingdom
Tomkins Finance Luxembourg Limited	United Kingdom
Tomkins Funding Limited	United Kingdom
Tomkins Holdings Luxembourg S.à.r.l.	Luxembourg
Tomkins Ideal Clamps (Suzhou) Investments Limited	United Kingdom
Tomkins Industries, Inc.	Ohio
Tomkins Insurance Limited	Isle of Man
Tomkins Investments China Limited	United Kingdom

Entity Name	Jurisdiction of Formation
Tomkins Investments Limited	United Kingdom
Tomkins Limited	United Kingdom
Tomkins Luxembourg S.à.r.l.	Luxembourg
Tomkins Mauritius Company Limited	United Kingdom
Tomkins Overseas Company	United Kingdom
Tomkins Overseas Finance S.à.r.l.	Luxembourg
Tomkins Overseas Funding S.à.r.l.	Luxembourg
Tomkins Overseas Holdings S.à.r.l.	Luxembourg
Tomkins Poly Belt Mexicana S.A. de C.V.	Mexico
Tomkins SC1 Limited	United Kingdom
Tomkins Sterling Company	United Kingdom
Tomkins Treasury (Canadian Dollar) Company	United Kingdom
Tomkins Treasury (Dollar) Company	United Kingdom
Tomkins Treasury (Euro) Company	United Kingdom
Tomkins U.S., L.P.	Delaware
Tomkins, Inc.	Delaware
Tomkins, LLC	Delaware
Tridon Clamp Products GmbH	Germany
Tridon Europe Limited	United Kingdom
Trion (Deutschland) GmbH	Germany
Waltham Real Estate Holding Co.	Delaware
Willer & Riley Limited	United Kingdom